Exhibit 99.1

Helius Medical Technologies, Inc. Announces Proposed Public Offering

NEWTOWN, Pa., Nov. 21, 2019 (GLOBE NEWSWIRE) — Helius Medical Technologies, Inc. (Nasdaq:HSDT) (TSX:HSM) (“Helius” or the “Company”), a neurotech company focused on neurological wellness, announced today that it has commenced an underwritten public offering of shares of its Class A common stock (or pre-funded warrants to purchase common stock in lieu thereof). All of the securities in the offering will be sold by Helius. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

H.C. Wainwright & Co. is acting as sole book-running manager for the offering. Haywood Securities Inc. is acting as co-manager for the offering. Helius intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of Class A common stock offered in the offering at the public offering price, less the underwriting discounts and commissions.

The offering will only be made by means of written prospectuses and prospectus supplements that form part of Helius’ existing Canadian MJDS short form base shelf prospectus dated January 26, 2017, in Canada, and effective U.S. shelf registration statement on Form S-3 dated January 6, 2017, in the United States. Preliminary prospectus supplements and the accompanying prospectuses will be filed with the securities regulatory authorities in all provinces of Canada pursuant to the Multijurisdictional Disclosure System, and with the Securities and Exchange Commission (the “SEC”) in the United States. Copies of these documents will be available on the Company’s profiles on the SEDAR website maintained by the Canadian Securities Administrators at www.sedar.com or the SEC’s website at www.sec.gov, as applicable. Alternatively, when available, electronic copies of the preliminary prospectus supplements and the accompanying prospectuses may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by calling (646) 975-6996 or emailing placements@hcwco.com.

The offering is subject to regulatory approval. In respect of the offering, the Company intends to rely on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the Toronto Stock Exchange will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as the Nasdaq.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction, and no securities will be offered or sold in the province of Quebec.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a neurotech company focused on neurological wellness. The Company’s purpose is to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. The Company’s first commercial product is the Portable Neuromodulation Stimulator (PoNS™). The PoNS device currently is only commercially available in Canada.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include, among others, statements regarding the proposed offering. Forward-looking statements are often identified by terms such as “will”, “may”, “should”, “anticipate”, “expects”, “estimate”, “intend” and similar expressions. Such forward-looking statements include, among others, statements regarding the completion of the proposed public offering.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the Company’s expectations regarding the proposed offering, the Company’s need to raise additional capital to achieve its business objectives and other risks detailed from time to time in the filings made by the Company with securities regulators.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its Annual Report on Form 10-K for the year ended December 31, 2018, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and its other filings with the SEC and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com.

The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.